As filed with the Securities and Exchange Commission on March 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS CORP.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-1529261
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23 Berkeley Square

London

W1J 6HE

(Address of Principal Executive Offices, Zip Code)

ATLAS CORP. AMENDED AND RESTATED

STOCK INCENTIVE PLAN

(Full title of the Plan)

Graham Talbot

23 Berkeley Square

London

W1J 6HE

(Name and address of agent for service)

+44 20 7788 7819

(Telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

(310) 551-8746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to the registration of an additional 10,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Registrant. The Shares are securities of the same class and relate to the same employee benefit plan, the Atlas Corp. Stock Incentive Plan, which was amended and restated effective as of June 29, 2020, as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2014, as amended on February 28, 2020; previously filed with the Commission on June 24, 2016, as amended on February 28, 2020; previously filed with the Commission on December 21, 2017, as amended on February 28, 2020; and previously filed with the Commission on June 30, 2020. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 (File No. 333-200640) filed with the Commission on November 28, 2014, as amended on February 28, 2020 (File No. 333-200640-01), on Form S-8 (File No, 333-212230) filed with the Commission on June 24, 2016, as amended on February 28, 2020 (File No. 333-212230-01), on Form S-8 (File No. 333-222216) filed with the Commission on December 21, 2017, as amended on February 28, 2020 (File No. 333-22216-01), and on Form S-8 (File No, 333-239578) filed with the Commission on June 30, 2020, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022;

(2)

All subsequent Annual Reports on Form 20-F filed after effectiveness of this Registration Statement and prior to the time that all of the securities offered by this Registration Statement have been sold or de-registered;

(3)

Any subsequent Reports of Foreign Private Issuer on Form 6-K furnished to the Commission after the date of the initial registration statement and prior to effectiveness of this Registration Statement, and after effectiveness of this Registration Statement and prior to the time that all of the securities offered by this Registration Statement have been sold or de-registered, in each case, that the Registrant identifies in such Reports as being incorporated by reference into this Registration Statement; and

(4)

The description of the Registrant’s capital stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) set forth in Exhibit 2.2 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Republic of the Marshall Islands Business Corporations Act (the “BCA”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. The Registrant’s articles of incorporation include a provision that provides that, to the fullest extent permitted by law, a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s articles of incorporation provide that it must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including in an action by or in the right of the Registrant, by reason of the fact he or she is or was a director or officer of the Registrant or is or was serving, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Registrant’s articles of incorporation further provide that the purpose of the provisions set forth in the articles of incorporation is to fully indemnify the Indemnitee to the fullest extent permitted by Section 60 of the BCA or any successor statute.

The Registrant is also expressly authorized to (i) advance expenses to its directors and offices in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified under the provisions of the Registrant’s articles of incorporation, and (ii) purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant or serving in such capacity in another corporation at the request of the Registrant against any liability asserted against such person and incurred by such person in such capacity whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the Registrant’s articles of incorporation. The Registrant’s articles of incorporation further provide that the purpose of the provisions set forth in the articles of incorporation is to advance funds to the fullest extent permitted by Section 60 of the BCA or any successor statute.

The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with the Registrant. In addition, the Registrant has entered into separate indemnification agreements with its officers and directors.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the Registrant, its directors and certain officers and other persons against certain claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Atlas Corp. (incorporated herein by reference to Exhibit 3.1 to Atlas Corp.’s Form 6-K, furnished to the SEC on February 27, 2020).

4.2	Second Amended and Restated Bylaws of Atlas Corp. (incorporated herein by reference to Exhibit 1.2 to Atlas Corp.’s Form 20-F, filed with the SEC on March 19, 2021.

4.3	Specimen Share Certificate of Atlas Corp. (incorporated herein by reference to Exhibit 4.1 to Atlas Corp.’s Form 6-K, furnished to the SEC on February 27, 2020).

5.1	Opinion of Reeder & Simpson, P.C., relating to the legality of the securities being registered (filed herewith).

23.1	Consent of KPMG LLP (Independent Registered Public Accounting firm), relating to the financial statements of Atlas Corp (filed herewith).

23.2	Consent of KPMG LLP (Independent Registered Public Accounting firm), relating to the financial statements of Seaspan Corporation (filed herewith).

23.3	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Atlas Corp. Amended and Restated Stock Incentive Plan (filed herewith).

107	Filing Fee Table (filed herewith).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on March 25, 2022.

ATLAS CORP.

By:	/s/ Graham Talbot
Name:	Graham Talbot
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Bing Chen and Graham Talbot, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Sokol David Sokol	Chairman of the Board	March 25, 2022

/s/ Bing Chen Bing Chen	Director, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2022

/s/ Graham Talbot Graham Talbot	Chief Financial Officer	March 25, 2022

/s/ Katie Wade Katie Wade	Director	March 25, 2022

/s/ Lawrence Chin Lawrence Chin	Director	March 25, 2022

/s/ John C. Hsu John C. Hsu	Director	March 25, 2022

/s/ Nicholas Pitts-Tucker Nicholas Pitts-Tucker	Director	March 25, 2022

/s/ Larry Simkins Larry Simkins	Director	March 25, 2022

/s/ Stephen Wallace Stephen Wallace	Director	March 25, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on March 25, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States